Investor Relations Contact:
Michael Picariello, CommVault
732-728-5380
ir@commvault.com

CommVault Announces Fourth Quarter and Fiscal 2014 Financial Results

Fourth Quarter and Fiscal 2014 Highlights Include:

	Fourth Quarter	Fiscal 2014
GAAP Results:
Revenues	$156.8 million	$586.3 million
Income from Operations (EBIT)	$24.9 million	$100.4 million
EBIT Margin	15.9%	17.1%
Diluted Earnings Per Share	$0.32	$1.29

Non-GAAP Results:
Income from Operations (EBIT)	$40.3 million	$151.9 million
EBIT Margin	25.7%	25.9%
Diluted Earnings Per Share	$0.52	$1.94

OCEANPORT, N.J. – April 25, 2014 – CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2014.

“CommVault had another solid year in fiscal 2014 achieving record revenue, non-GAAP operating profit, non-GAAP EPS, and operating cash flows. Total revenues grew by 18% and software revenue grew by 17%. Non-GAAP EBIT grew 34% and we expanded non-GAAP EBIT margins by approximately 310 basis points. We also accomplished several key objectives, which validated our long-term strategy and strengthened our strategic position. In the quarter, we had mixed results. On the positive side, we had strong results in EMEA and good success in building out our cloud business. These positive results were offset by lower than forecasted results in the Americas, which negatively impacted our license revenue growth for the quarter. The results in the America’s were surprising given our large enterprise deal funnel and good outlook for the quarter as of our prior earnings call,” said N. Robert Hammer, CommVault’s Chairman, President and CEO.

“As a result of our increased confidence in our strategic position, we will accelerate investments across the Company in fiscal 2015. Additionally, we repurchased $50 million of our stock during the fourth quarter and our Board of Directors recently increased our share repurchase plan by $50 million so we now have $150 million remaining in our plan. Our objective is to deliver solid double digit revenue growth for fiscal 2015,” Hammer concluded.

Total revenues for the fourth quarter of fiscal 2014 were $156.8 million, an increase of 13% over the fourth quarter of fiscal 2013 and an increase of 2% sequentially. Software revenue in the fourth quarter of fiscal 2014 was $79.0 million, an increase of 10% year-over-year and flat sequentially. Services revenue in the fourth quarter of fiscal 2014 was $77.8 million, an increase of 18% year-over-year and 5% sequentially.

For the full fiscal year, total revenues were $586.3 million, an increase of 18% over fiscal 2013. Software revenue for the full fiscal year was $294.4 million, an increase of 17% over fiscal 2013. Services revenue for the full fiscal year was $291.9 million, an increase of 19% over fiscal 2013.

On a GAAP basis, income from operations (EBIT) was $24.9 million for the fourth quarter, a 14% increase from the $21.9 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 27% to $40.3 million in the fourth quarter of fiscal 2014 compared to $31.8 million in the fourth quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 5% in the fourth quarter of fiscal 2014.

On a GAAP basis, Income from operations (EBIT) for the full fiscal year was $100.4 million, an increase of 24% over fiscal 2013. Non-GAAP income from operations (EBIT) increased 34% to $151.9 million in fiscal 2014 compared to $113.1 million in fiscal 2013.

For the fourth quarter of fiscal 2014, CommVault reported net income of $15.7 million, a decrease of $1.3 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 26% to $25.5 million, or $0.52 per diluted share, from $20.2 million, or $0.41 per diluted share, in the same period of the prior year.

For the full fiscal year, CommVault reported net income of $64.1 million, an increase of $10.9 million compared to fiscal 2013. Non-GAAP net income for the full fiscal year increased 34% to $96.2 million, or $1.94 per diluted share, from $71.9 million, or $1.49 per diluted share, in fiscal 2013.

Operating cash flow totaled $39.9 million for the fourth quarter of fiscal 2014 which was a decrease of $3.0 million compared to the fourth quarter of fiscal 2013. For the full fiscal year, operating cash flow was $119.1 million, an increase of 6% compared to $112.7 million for fiscal 2013. Total cash and short-term investments were $482.7 million as of March 31, 2014 compared to $435.9 million as of March 31, 2013.

During the fourth quarter of fiscal 2014, CommVault repurchased $50.0 million of common stock (775,000 shares) under its share repurchase program bringing the cumulative repurchases under the current program to $167.2 million.  On April 24, 2014, the Company’s Board of Directors authorized a $50.0 million increase to the Company’s existing stock repurchase program which expires on March 31, 2015.    After these fourth quarter repurchases and the increase to the plan by the Board of Directors, $150.0 million remains under the current stock repurchase authorization.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On March 13, 2014, CommVault announced the Simpana software platform has become the data protection platform of choice for more than 200 service providers. CommVault also unveiled a three-pronged cloud business strategy that builds on its leadership in software innovation and, through strategic relationships with service provider partners, delivers solutions to simplify and secure the transition of these services providers and their customers to cloud computing.

•
On March 3, 2014, CommVault announced that its Simpana® 10 software had achieved certified integration with the SAP HANA® platform. SAP HANA is being used as an enterprise cornerstone providing streamlined analytics, planning, and predictive and sentiment assessments. Simpana 10 software delivers robust and comprehensive backup and recovery for environments running SAP HANA with the speed, ease of use and performance required in the fast-moving world of real-time, predictive analytics.

Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2014 and fiscal 2013.

CommVault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the fourth quarter of fiscal 2014 was 38% and the GAAP tax rate for the fourth quarter of fiscal 2013 was 23%. On an annual basis, the GAAP tax rate over the past six fiscal years was 37% for fiscal 2014, 35% for fiscal 2013, 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, and 44% for fiscal 2009. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate for fiscal 2014 was 18% and the cash tax rate over the prior three fiscal years was 12% for fiscal 2013, 14% for fiscal 2012 and 11% for fiscal 2011. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2015. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2014 and anticipates that it will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2015. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate in the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, April 25, 2014, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault
A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault's corporate headquarters is located in Oceanport, New Jersey in the United States.
Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2014 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the "CV" logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
Revenues:
Software	$79,041	$72,145	$294,411	$251,508
Services	77,778	66,129	291,929	244,342
Total revenues	156,819	138,274	586,340	495,850
Cost of revenues:
Software	620	765	2,588	2,863
Services	19,249	17,091	71,713	62,089
Total cost of revenues	19,869	17,856	74,301	64,952
Gross margin	136,950	120,418	512,039	430,898
Operating expenses:
Sales and marketing	75,589	71,062	283,304	247,696
Research and development	15,342	12,607	55,134	47,356
General and administrative	19,559	13,551	67,106	50,119
Depreciation and amortization	1,580	1,299	6,075	4,832
Total operating expenses	112,070	98,519	411,619	350,003
Income from operations	24,880	21,899	100,420	80,895
Interest expense	—	—	—	—
Interest income	215	263	890	1,059
Income before income taxes	25,095	22,162	101,310	81,954
Income tax expense	9,438	5,177	37,246	28,745
Net income	$15,657	$16,985	$64,064	$53,209
Net income per common share:
Basic	$0.33	$0.37	$1.36	$1.17
Diluted	$0.32	$0.35	$1.29	$1.10
Weighted average common shares outstanding:
Basic	47,141	46,257	46,976	45,463
Diluted	49,416	49,117	49,642	48,330

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$457,733	$433,964
Short-term investments	24,976	1,948
Trade accounts receivable, net	118,527	85,033
Prepaid expenses and other current assets	11,329	15,225
Deferred tax assets, net	17,966	19,328
Total current assets	630,531	555,498

Deferred tax assets, net	28,737	21,166
Property and equipment, net	88,901	21,112
Other assets	7,215	7,078
Total assets	$755,384	$604,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,218	$3,860
Accrued liabilities	76,166	55,577
Deferred revenue	166,143	152,967
Total current liabilities	243,527	212,404

Deferred revenue, less current portion	43,432	31,303
Other liabilities	5,847	7,130

Total stockholders’ equity	462,578	354,017
Total liabilities and stockholders’ equity	$755,384	$604,854

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$15,657	$16,985	$64,064	$53,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,613	1,334	6,207	4,939
Noncash stock-based compensation	14,588	9,037	49,124	30,098
Excess tax benefits from stock-based compensation	(8,224)	(4,966)	(28,337)	(23,080)
Deferred income taxes	(5,995)	(4,207)	(6,430)	(2,094)
Changes in operating assets and liabilities:
Trade accounts receivable	(12,779)	(14,504)	(33,482)	(17,939)
Prepaid expenses and other current assets	(2,850)	(36)	3,948	(2,684)
Other assets	(515)	(251)	(160)	(1,844)
Accounts payable	(1,763)	1,201	(2,695)	2,036
Accrued liabilities	25,130	14,847	43,187	32,358
Deferred revenue	16,317	24,091	25,156	38,041
Other liabilities	(1,260)	(650)	(1,445)	(357)
Net cash provided by operating activities	39,919	42,881	119,137	112,683
Cash flows from investing activities
Purchase of short-term investments	(2,998)	—	(28,976)	(1,948)
Proceeds from maturity of short-term investments	3,000	—	5,948	3,146
Purchases for corporate campus headquarters	(18,735)	(7,665)	(62,214)	(9,209)
Purchase of property and equipment	(982)	(3,759)	(4,916)	(7,821)
Net cash used in investing activities	(19,715)	(11,424)	(90,158)	(15,832)
Cash flows from financing activities
Repurchase of common stock	(50,030)	—	(50,030)	—
Proceeds from the exercise of stock options	4,240	4,051	17,615	18,128
Excess tax benefits from stock-based compensation	8,224	4,966	28,337	23,080
Net cash provided by (used in) financing activities	(37,566)	9,017	(4,078)	41,208
Effects of exchange rate — changes in cash	(438)	(1,808)	(1,132)	(1,183)
Net (decrease) increase in cash and cash equivalents	(17,800)	38,666	23,769	136,876
Cash and cash equivalents at beginning of year	475,533	395,298	433,964	297,088
Cash and cash equivalents at end of year	$457,733	$433,964	$457,733	$433,964

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$24,880	$21,899	$100,420	$80,895
Noncash stock-based compensation (1)	14,588	9,037	49,124	30,098
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	805	851	2,308	2,096
Non-GAAP income from operations	$40,273	$31,787	$151,852	$113,089

GAAP net income	$15,657	$16,985	$64,064	$53,209
Noncash stock-based compensation (1)	14,588	9,037	49,124	30,098
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	805	851	2,308	2,096
Non-GAAP provision for income taxes adjustment (3)	(5,543)	(6,682)	(19,268)	(13,490)
Non-GAAP net income	$25,507	$20,191	$96,228	$71,913

Diluted weighted average shares outstanding	49,416	49,117	49,642	48,330
Non-GAAP diluted net income per share	$0.52	$0.41	$1.94	$1.49

Footnotes - Adjustments

(1)
Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and noncash stock-based compensation charges associated with our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
Cost of services revenue	$420	$304	$1,428	$963
Sales and marketing	6,477	3,917	20,813	13,508
Research and development	1,395	906	4,512	3,020
General and administrative	6,296	3,910	22,371	12,607
Stock-based compensation expense	$14,588	$9,037	$49,124	$30,098

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2014 and fiscal 2013.